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                                                               EXHIBIT 5.01

                      ROBINSON, BRADSHAW & HINSON, P.A.

                             ATTORNEYS AT LAW


                                                           SOUTH CAROLINA OFFICE
                   101 NORTH TRYON STREET, SUITE 1900      THE GUARDIAN BUILDING
                    CHARLOTTE, NORTH CAROLINA 28246    ONE LAW PLACE - SUITE 600
                        TELEPHONE (704) 377-2536               P.O. DRAWER 12070
                           FAX (704) 378-4000              ROCK HILL, S.C. 29731
                                                        TELEPHONE (803) 325-2900
                                                              FAX (803) 325-2929

                               January 18, 2000


United Dominion Industries, Inc.
United Dominion Industries Limited
United Dominion Holdings, Inc.
2300 One First Union Center
301 South College Street
Charlotte, North Carolina 28202-6039

         Re:      Registration Statement on Form F-3

Ladies and Gentlemen:

         We refer to the Registration Statement on Form F-3 (the "Registration Statement") of United Dominion Industries, Inc., a Delaware corporation (hereinafter referred to as the "Issuer"), United Dominion Industries Limited, a corporation organized under the laws of Canada ("Limited"), and United Dominion Holdings, Inc., a Delaware corporation (hereinafter referred to as the "Holdings"; Limited and Holdings are collectively referred to herein as the "Guarantors"), filed with the Securities and Exchange Commission on the date hereof for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), up to $200,000,000 of guaranteed debt securities ("Debt Securities") for issuance by the Issuer from time to time in one or more series to be fully and unconditionally guaranteed by each of the Guarantors. Each guarantee by Holdings is referred to herein as a "Holdings Guarantee," and each guarantee by Limited is referred to herein as a "Limited Guarantee."

         For purposes of rendering the opinions expressed herein, we have examined and relied on the Issuer's certificate of incorporation, as amended, and bylaws, Holdings' certificate of incorporation and bylaws, the form of Indenture (the "Indenture") between the Issuer, the Guarantors and First Union National Bank, as trustee, which has been filed as an exhibit to the Registration Statement, records of proceedings of the board of directors of the Issuer, Holdings and Limited and other records of the Issuer, Holdings and Limited, together with applicable certificates of public officials and other documents, that we have deemed necessary to reach the opinions expressed herein. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity, accuracy and completeness of all documents submitted to us as originals, and the conformity to original documents of all
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United Dominion Industries, Inc.
United Dominion Industries Limited
United Dominion Holdings, Inc.
January 18, 2000
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copies submitted to us. We are familiar with the proceedings taken and proposed to be taken by the Issuer in connection with the authorization and issuance of the Debt Securities, by Holdings with respect to the authorization and endorsement of a Holdings Guarantee and by Limited with respect to the endorsement of a Limited Guarantee, and for purposes of this opinion have assumed that such proceedings will be timely completed.

         Based solely upon the foregoing, subject to the comments and exceptions hereinafter stated, it is our opinion that: Upon the taking of appropriate corporate action by the Issuer, Holdings and Limited; the due execution and delivery by the parties thereto of the Indenture and each amendment of or supplement to the Indenture, assuming that the Indenture is consistent with the form thereof filed as an exhibit to the Registration Statement; the qualification of the Indenture under the Trust Indenture Act of 1939; the due execution of the Debt Securities on behalf of the Issuer; the due endorsement of the Holdings Guarantees by Holdings; the due endorsement of the Limited Guarantees by Limited; the due authentication of the Debt Securities, the Holdings Guarantees and the Limited Guarantees by the relevant Trustee under the Indenture; and the sale and delivery at and receipt of the price, and in accordance with, the terms set forth in the Registration Statement and the supplement or supplements to the prospectus included therein, the Debt Securities will be duly and validly authorized, legally issued and will be valid and binding obligations of the Issuer, entitled to the benefits of the Indenture, the Holdings Guarantees will be duly and validly authorized, legally issued and will be the valid and binding obligations of Holdings, entitled to the benefits of the Indenture, and the Limited Guarantees will be duly and validly authorized, legally issued and will be valid and binding obligations of Limited, entitled to the benefits of the Indenture, except, in each case, as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         In providing the foregoing opinion, we have relied upon the opinion of Stikeman Elliott as to the due authorization by Limited of the Indenture and the Limited Guarantees, which opinion is included as Exhibit 5.02 to the Registration Statement (the "Stikeman Opinion").

         The opinions expressed herein are contingent upon the Registration Statement, as may be amended, becoming effective under the Act, the Issuer's certificate of incorporation, as amended, and bylaws, Holdings' certificate of incorporation and bylaws and Limited's articles of incorporation, as amended, and bylaws, not being further amended prior to the issuance of the Debt Securities.

         For purposes of rendering the opinions expressed herein, we have assumed that the laws of the State of New York, which have been chosen as the governing laws under the Indenture, are the same as the laws of the State of North Carolina, and we express no opinion as to the laws of
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United Dominion Industries, Inc.
United Dominion Industries Limited
United Dominion Holdings, Inc.
January 18, 2000
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any jurisdiction other than the laws of the State of North Carolina, the corporate laws of the State of Delaware, the federal laws of the United States of America, and the corporate laws of Canada, in each case as in effect on the date hereof. To the extent any matter addressed herein is governed by the laws of Canada, we have given our opinion with respect to such matter solely in reliance on the Stikeman Opinion.

         We hereby consent to the filing of this opinion as an exhibit to said Registration Statement and to being named therein and in the prospectus that constitutes a part thereof as attorneys who will pass upon certain legal matters in connection with the validity of the guaranteed debt securities, the Holdings Guarantees and the Limited Guarantees. In giving such consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act.

                                               Very truly yours,

                                               ROBINSON, BRADSHAW & HINSON, P.A.

                                               /s/ Stephen M. Lynch

                                               Stephen M. Lynch